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[COOLEY GODWARD LLP LETTERHEAD]                                      EXHIBIT 5.1


                                  ATTORNEYS AT LAW          San Francisco, CA
                                                            415 693-2000

                                  4365 Executive Drive      Palo Alto, CA
                                  Suite 1100                415 843-5000
                                  San Diego, CA
                                  92121-2128                Menlo Park, CA
                                  MAIN:  619 550-6000       415 843-5000
                                  FAX:   619 453-3555
                                                            Boulder, CO
                                                            303 546-4000

                                                            Denver, CO
                                                            303 606-4800

October 10, 1996                  WEB http://www.cooley.com

Alanex Corporation
3550 General Atomics Court        FREDERICK T. MUTO
San Diego, California  92121      Direct: (619) 550-6010
                                  Internet: mutoft@cooley.com



Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Alanex Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of up to 2,875,000 shares (including 375,000 shares of Common Stock for which the underwriters have been granted an over allotment option) of the Company's Common Stock (the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the shares of Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company and (iii) assumed that the reincorporation of the Company referred to in the Registration Statement will be effective prior to the issuance of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

Cooley Godward LLP



Frederick T. Muto